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                                                                   Exhibit 4.10

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SHARES UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY, IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER OF THESE SECURITIES, OF AN EXEMPTION FROM REGISTRATION THEREUNDER.

                                     WARRANT
                                    NO. AD-4

                   TO PURCHASE WARRANT STOCK AND A NEW WARRANT
                                       OF

                           KANBAY INTERNATIONAL, INC.

   THIS IS TO CERTIFY THAT, as of January 20, 2004, for value received, upon and subject to the occurrence of a Dilutive Financing (as defined herein) but prior to the Expiration Date (as defined herein), MSIT Holdings, Inc., will be entitled to purchase from Kanbay International, Inc., a Delaware corporation (the "Company"), at such time and on the terms and conditions provided herein, at a purchase price (the "Purchase Price") of the Original Shares, a warrant unit (the "Warrant Unit"), such Warrant Unit comprising (i) the number of shares of duly authorized, validly issued, fully paid and nonassessable Class A Common Stock, par value $0.001 per share of the Company (the "Common Stock") equal to the Adjusted Share Amount (the "Warrant Stock") and (ii) a new Warrant (the "New Warrant") in the form of this Warrant (except that the Original Share Price of the New Warrant shall be the Dilutive Share Price used in determining the Adjusted Share Amount upon exercise of this Warrant) to purchase an additional Warrant Unit in the event of a further Dilutive Financing. The "Adjusted Share Amount" shall equal the Original Shares multiplied by the Original Share Price divided by the Dilutive Share Price (each as defined herein) rounded up to the next whole share. This Warrant No. AD-4 is being issued to evidence the transfer of this Warrant from Warrant No. AD-3/Replacement, issued to Morgan Stanley International, Inc. in accordance with that certain Assignment, dated January 20, 2004.

   Certain terms used in this Warrant are defined herein and in Section 4.

KANBAY INTERNATIONAL, INC.                                               WARRANT

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1. EXERCISE OF WARRANTS

   1.1. METHOD OF EXERCISE. Upon the occurrence of a Dilutive Financing, the Company shall notify in writing (the "Dilutive Financing Notice") the holder hereof (the "Holder"), of the number of shares of Warrant Stock for which this Warrant is exercisable, together with the Expiration Date by which this Warrant must be exercised. To exercise this Warrant, the Holder shall deliver to the Company at the Warrant Office designated pursuant to Section 3.1 on or prior to the Expiration Date the notice of exercise attached hereto as ANNEX I (the "Notice of Exercise") filled out and duly executed by the Holder indicating (a) the Holder's election to exercise this Warrant and specifying the number of Original Shares constituting the Purchase Price, and (b) attaching the certificate or certificates representing all of the Original Shares. Certificates representing Original Shares surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in the form attached hereto as ANNEX II or in such other form as is satisfactory to the Company, duly executed by the Holder or its attorney-in-fact duly authorized in writing. Subject to the restrictions provided herein, the Company shall as promptly as practicable, and in any event within 14 days thereafter, execute and deliver or cause to be executed and delivered, in accordance with the Notice of Exercise, certificates in the name of the Holder representing (i) the Warrant Stock and (ii) the New Warrant. Such certificates representing Warrant Stock and the New Warrant shall be deemed to have been issued, and the Holder shall be deemed for all purposes to have become a holder of record of such Warrant Units, as of the date the Notice of Exercise is actually received by the Company with payment as provided above. Upon exercise of this Warrant, or upon the Expiration Date, this Warrant shall be canceled and shall be of no further force or effect.

   1.2. WARRANT STOCK TO BE FULLY PAID AND NONASSESSABLE; RESERVE. All shares of Warrant Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable. The Company shall not consummate any transaction that constitutes a Dilutive Financing unless and until it has authorized and unissued Common Stock sufficient to fulfill all its obligations hereunder. Furthermore, the Company shall not effectuate a Dilutive Financing if that Dilutive Financing would cause the Purchase Price of the Warrant Stock to be issued hereunder to be less than the aggregate par value of the Warrant Stock. The Purchase Price shall be valued in good faith by the Board of Directors of the Company.

   1.3. RESTRICTIONS. This Warrant shall not be exercisable by or transferable to any person except in connection with the transfer of the Original Shares. This Warrant shall be subject to that certain Stock Purchase Agreement, dated as of November 17, 2000, by and among the Company, the Holder and the other parties designated therein (the "Stock Purchase Agreement") and the related Second Amended and Restated Stockholders' Agreement constituting Exhibit C to the Stock Purchase Agreement.

KANBAY INTERNATIONAL, INC.                                               WARRANT

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2. ADJUSTMENTS

   2.1. REORGANIZATION OR RECLASSIFICATION OF WARRANT STOCK. In case of any capital reorganization or any reclassification of the capital stock of the Company or any merger into any other corporation wherein the Company is not the surviving corporation, or any consolidation or sale wherein securities of a corporation other than the Company are distributable to holders of Common Stock, in each case while this Warrant remains outstanding, then, as a condition of such transaction, lawful and adequate provision, as determined by the Board of Directors of the Company (which may determine, in good faith, that no provision is required), shall be made whereby the Holder shall thereafter be entitled to purchase, pursuant to this Warrant (in lieu of the Warrant Stock component of the Warrant Units which such Holder would have been entitled to receive upon exercise of this Warrant immediately prior to such transaction), the shares of stock of any class or classes or other securities or property to which the number of shares of Warrant Stock would have been entitled at the time of such transaction.

3. WARRANT OFFICE; ADMINISTRATION

   3.1. WARRANT OFFICE. The Company shall maintain an office for the purposes specified herein (the "Warrant Office"), which office shall initially be the Company's office at 6400 Shafer Court, Suite 100, Rosemont, Illinois 60018 and may subsequently be such other office of the Company or of any transfer agent of the Common Stock in the continental United States as to which written notice has been given to the Holder.

   3.2. OWNERSHIP OF WARRANT. The Company may deem and treat the Person in whose name this Warrant is registered as the Holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Section 3.

   3.3. WARRANT REGISTER. The Company may maintain at the Warrant Office books for the registration of Warrants and the registration of transfers of Warrants. To effect a transfer of this Warrant upon satisfaction of the provisions of Section 1.3 the Holder shall surrender this Warrant at the Warrant Office, together with a written assignment of this Warrant duly executed by the Holder or the Holder's duly authorized agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and payment the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Warrant shall be canceled.

   3.4. LOSS, DESTRUCTION, ETC., OF WARRANTS. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Warrant, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Warrant, the Company will make and deliver a new Warrant, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant. Any Warrant issued under the provisions of this Section 3.4 in lieu of any

KANBAY INTERNATIONAL, INC.                                               WARRANT

                                       -3-
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        Warrant alleged to be lost, destroyed or stolen, or in lieu of any mutilated Warrant, shall constitute an original contractual obligation on the part of the Company.

   3.5. DIVISION OR COMBINATION OF WARRANTS. Upon any division or combination of certificates representing the Original Shares, this Warrant may be divided or combined with other Warrants exercisable upon the same terms and conditions upon presentation hereof and of any Warrant or Warrants with which this Warrant is to be combined at the Warrant Office, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder thereof or its respective duly authorized agents or attorneys. Subject to compliance with Section 1.3 as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

   3.6. EXPENSES OF DELIVERY OF WARRANTS. The Company shall pay all expenses, taxes (other than transfer taxes) and other charges payable in connection with the preparation, issuance and delivery of Warrants hereunder

   3.7. NOTICES. Unless this Warrant is terminated, in the event that at any time prior to an Initial Public Offering:

               1. the Company shall declare any cash dividend upon its Common Stock, or

               2. the Company shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock, or

               3. the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights, or

               4. there shall be any capital reorganization or reclassification of the Capital Stock of the Company, including any subdivision or combination of its outstanding shares of Common Stock, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation, or

               5. there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

        then, in connection with such event, the Company shall give to the holder of this Warrant:

                  (i) at least twenty (20) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up; and

                  (ii) in the case of any such reorganization, reclassification,

KANBAY INTERNATIONAL, INC.                                               WARRANT

                                       -4-
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               consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given in accordance with Section 6.5 hereof.

4. ADJUSTMENTS

   The terms and conditions of Sections 4.2(d)(iv), 4.2(d)(v) and 4.2(d)(vi) of the Certificate of Incorporation (the "Anti-Dilutive Provisions") are hereby incorporated herein by this reference. Upon a Dilutive Financing, the Dilutive Share Price shall be adjusted as provided in the Anti-Dilution Provisions provided that the term "Conversion Price" in the Anti-Dilutive Provisions shall be substituted, mutatis mutandis, with the term "Dilutive Share Price". In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, the Original Share Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Original Share Price in effect immediately prior to such combination shall be proportionately increased.

5. CERTAIN DEFINITIONS

   Capitalized terms defined herein shall have the meanings ascribed to them. In addition, the following terms shall have the following respective meanings:

     "Act" shall mean the Securities Act of 1933, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, all as the same shall be in effect at the time.

     "Certificate of Incorporation" shall mean the Amended and Restated Certificate of Incorporation of the Company, as amended or restated from time to time.

     "Dilutive Financing" shall mean the consummation of an equity investment in the Company in a private transaction without registration under the Act in which the Company issues or sells, or is, in accordance with Section 4.2(d)(iv)(A) through 4.2(d)(iv)(G) of the Certificate of Incorporation, deemed to have issued or sold, any Common Stock for a consideration per share less than the Dilutive Share Price in effect immediately prior to the time of such issue or sale, other than as provided in Section 4.2(d)(iv)(C) or Section 4.2(d)(v) of the Certificate of Incorporation.

     "Dilutive Financing Notice" shall have the meaning set forth in
     Section 1.1.

KANBAY INTERNATIONAL, INC.                                               WARRANT

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     "Dilutive Share Price" shall mean $14.23, as adjusted pursuant to Section 4 hereof.

     "Expiration Date" shall mean the earlier of (i) the consummation of a Qualified Public Offering (as such term is defined in the Certificate of Incorporation) or (ii) a date set by the Company which is no sooner than 20 business days following the date of the Dilutive Financing Notice delivered to the Holder pursuant to Section 1.1.

     "Notice of Exercise" shall have the meaning set forth in Section 1.1.

     "Original Share Price" shall mean $14.23, as adjusted pursuant to Section 4 hereof.

     "Original Shares" shall mean the number of shares of Common Stock held by Holder that were purchased pursuant to the Stock Purchase Agreement or issued in respect of (such as in the event of a split), in exchange for, or as a dividend relating to, such shares.

     "Person" shall mean any individual, corporation, partnership, trust, unincorporated organization and any government, and any political subdivision, instrumentality or agency thereof.

     "Warrants" shall mean the warrants (of which this Warrant is one) originally issued by the Company evidencing the right initially to purchase Warrant Units of the Company, dated as of the date hereof, and all warrants issued in substitution, combination, subdivision or exercise of any thereof.

6. MISCELLANEOUS

   6.1. ENTIRE AGREEMENT. This Warrant contains the entire agreement between the Holder and the Company with respect to the purchase of the Warrant Units and supersedes all prior arrangements or understanding with respect thereto.

   6.2. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

   6.3. WAIVER AND AMENDMENT. Any term or provision of this Warrant may be waived at any time by the party which is entitled to the benefits thereof and any term or provision of this Warrant may be amended or supplemented at any time by agreement of the Holder and the Company, except that any waiver of any term or condition, or any amendment or supplementation, of this Warrant must be in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Warrant shall not in any way affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Warrant.

   6.4. ILLEGALITY. In the event that any one or more of the provisions contained in this Warrant shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Warrant shall not, at the election of the party for whom the

KANBAY INTERNATIONAL, INC.                                               WARRANT

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        benefit of the provision exists, be in any way impaired.

   6.5. NOTICE. Any notice or other document required or permitted to be given or delivered to the Holder shall be delivered at, sent by certified or registered mail to, or sent by an overnight courier to, the Holder at the last address shown on the books of the Company maintained at the Warrant Office for the registration of and the registration of transfer of the Warrants (the "Warrant Records") or at any more recent address of which any Holder shall have notified the Company in writing. Any notice or other document required or permitted to be given or delivered to holders of record of outstanding Warrant Units shall be delivered at, sent by certified or registered mail to, or sent by overnight courier to, each such holder at such holder's address as the same appears on the stock records of the Company. Any notice or other document required or permitted to be given or delivered to the Company shall be delivered at, or sent by certified or registered mail to, the Warrant Office or such other address within the United States of America as shall have been furnished by the Company to the Holder or the holder of record of the Warrant Unit. For purposes hereof, delivery by facsimile or other electronic means to a facsimile telephone number or other electronic address provided by the Holder and shown on the Warrant Records, shall constitute delivery of notice.

   6.6. RIGHTS AS SHAREHOLDER. No provision of this Warrant shall be construed as conferring upon the Holder the right to vote, consent, receive dividends or other than as herein expressly provided receive notice in respect of meetings of stockholders or any other matter whatsoever as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to purchase a Warrant Unit, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of such Holder for the Purchase Price of any Warrant Units or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

KANBAY INTERNATIONAL, INC.                                               WARRANT

                                       -7-
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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed in its name by its duly authorized officer.

Dated: as of January 20, 2004

                                               KANBAY INTERNATIONAL, INC.


                                               By:   /s/ Raymond J. Spencer
                                                     ------------------------
                                               Name: RAYMOND J. SPENCER
                                                     ------------------------
                                               Title: Chairman & CEO
                                                     ------------------------

KANBAY INTERNATIONAL, INC.                                               WARRANT

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                                                                         ANNEX I

                           KANBAY INTERNATIONAL, INC.
                               NOTICE OF EXERCISE

     The undersigned, the holder of the foregoing warrant (the "Warrant"), hereby (i) represents to the Company (as such term is defined in the Warrant) that the Warrant may presently be exercised; (ii) irrevocably elects to exercise the Warrant for, and to purchase thereunder, the Warrant Unit; and (iii)
herewith makes payment in full therefor consisting of [     ] Original Shares,
and herewith delivers to the Company the certificates representing such Original Shares, duly endorsed, assigned pursuant to the Assignment Separate from Certificate attached to the Warrant as ANNEX II, or accompanied by a separate instrument or instruments of transfer acceptable to the Company; and (iv) requests (a) that certificates for the Warrant Stock and the New Warrant be issued in the name of and delivered to:

         Name:
                          ------------------------------------
         Address:
                          ------------------------------------

                          ------------------------------------

                          ------------------------------------
         Tax ID Number:
                          ------------------------------------

                               [Investor Name]


                   Signature:
                               ----------------------------------
                                 (Duly authorized signature)

           Title or Capacity:  ----------------------------------
                                 (Print title or capacity if Holder is not an
                               individual)

Dated:
      -----------

KANBAY INTERNATIONAL, INC.                                               WARRANT

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                                                                        ANNEX II

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

     FOR VALUE RECEIVED, I, _____________, hereby assign and transfer unto Kanbay International, Inc. the aggregate amount of ____________________ (____________) shares of the Common Stock, $0.001 par value per share of Kanbay International, Inc. (the "Company"), standing in my name on the books and records of said Company represented by Certificates numbered _____ and _____ herewith and do hereby irrevocably constitute and appoint the Secretary of the Company the undersigned's attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

Dated:
      -------------------------------


                                          [Name of Holder]


                                          By:
                                              ----------------------------------
                                          Its:
                                              ----------------------------------

KANBAY INTERNATIONAL, INC.                                               WARRANT